UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices) (Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On April 13, 2017, Unum Group (the "Company") made available a Supplemental Exhibit to illustrate the changes to the presentation of the Company's prior period operating results as a result of the inclusion of amortization of prior period actuarial gains or losses, a component of the net periodic benefit cost for its pensions and other postretirement benefit plans. The Company previously excluded these amounts from its performance measure of "operating income or loss". Effective January 1, 2017, these amounts are now allocated to the Corporate segment.  Amounts for periods prior to January 1, 2017 have been adjusted to conform to current year reporting.

This information is being made available to provide investors with an opportunity to become familiar with the expected impact to the Company's operating results and the presentation thereof prior to the Company's earnings release for the quarter ended March 31, 2017. A copy of the Supplemental Exhibit is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	The following exhibits are furnished (but not filed) with this report:

99.1	Supplemental Exhibit of Operating Results as Adjusted for Retirement-related Gains or Losses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: April 13, 2017	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Supplemental Exhibit of Operating Results as Adjusted for Retirement-related Gains or Losses.